UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2025

USA Rare Earth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 W Airport Road,

Stillwater, Oklahoma 74075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 867-6155

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	USARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

Explanatory Note

As previously disclosed, on March 13, 2025, USA Rare Earth, Inc. (the “Company”, formerly known as Inflection Point Acquisition Corp. II (“Inflection Point”) prior to the Business Combination described herein) consummated its previously announced business combination (the “Business Combination”) with USA Rare Earth, LLC, a Delaware limited liability company (“USARE OpCo”), pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among the Company, USARE OpCo, and IPXX Merger Sub, LLC, a Delaware limited liability company, and a direct, wholly-owned subsidiary of Inflection Point (“Merger Sub”). Pursuant to the terms of the Business Combination Agreement, Merger merged with and into USARE OpCo, with USARE OpCo as the surviving company and becoming a wholly owned subsidiary of the Company.

(a) Dismissal of independent registered public accounting firm

On April 23, 2025, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the dismissal of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm.

UHY’s report of independent registered public accounting firm on the Company’s balance sheets as of December 31, 2024 and 2023 and the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2024 and the period from March 6, 2023 (inception) through December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 6, 2023 (inception) to December 31, 2024, and during the subsequent interim period through April 23, 2025, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY, would have caused UHY to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from March 6, 2023 (inception) to December 31, 2024, and during the subsequent interim period through April 23, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company has provided UHY with a copy of the foregoing disclosures and requested that UHY furnish the Company with a letter addressed to the SEC stating whether UHY agrees with the statements made by the Company set forth above. A copy of UHY’s letter, dated April 25, 2025, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of new independent registered public accounting firm

On April 23, 2025, the Audit Committee approved the engagement of HORNE LLP (“HORNE”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025. HORNE previously served as the independent registered public accounting firm of USARE OpCo prior to the Business Combination. During the period from March 6, 2023 (Inflection Point’s inception) to December 31, 2024, and the subsequent interim period through April 23, 2025, the Company did not consult HORNE with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by HORNE that HORNE concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
16.1	Letter from UHY LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Rare Earth, Inc.

/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

Date:	April 25, 2025

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